EXHIBIT 32

In connection with the amended annual report of Diversified Resources, Inc., (the “Company”) on Form 10-K /A for the year ended October 31, 2014 as filed with the Securities Exchange Commission (the “Report”) Paul Laird, the Principal Executive and Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

February 20 , 2015	/s/ Paul Laird
Paul Laird, Principal Executive and Financial Officer